Exhibit 99.1

Contact: Angela Gamba, aQuantive public relations, ph. (206) 816-8245, angela.gamba@aquantive.com

aQuantive Closes Acquisition of SBI.Razorfish

Combination creates Avenue A/Razorfish, new brand identity for largest independent interactive agency

SEATTLE – July 27, 2004 – aQuantive, Inc. (NASDAQ: AQNT), a digital marketing services and technology company, today announced it has closed the acquisition of the largest independent interactive agency SBI.Razorfish, an Internet marketing and consulting firm. Combined with interactive agency Avenue A, the resulting brand identity for aQuantive’s core agency business is now Avenue A/Razorfish.

“Today represents one of the most significant steps in aQuantive’s history. Avenue A/Razorfish brings together two tremendous leaders in the interactive space with extremely complementary service offerings,” said Brian McAndrews, president and CEO of aQuantive, Inc. “Avenue A/Razorfish is now not only one of the largest interactive agencies, but one with a service offering we believe is far more comprehensive and strategic than any other in the marketplace.”

Avenue A/Razorfish combines the largest independent buyer of Internet media and search with the largest independent Web site marketing services agency to provide clients with a full-service offering to help acquire, retain and extend relationships with customers.

Avenue A/Razorfish is structured into three regions – East, West and Central. Bob Lord, formerly Razorfish’s executive vice president, is president of Avenue A/Razorfish East and will be responsible for the Atlanta, Boston, Fort Lauderdale and New York offices. Clark Kokich, formerly president of Avenue A Seattle/Chicago, is president of Avenue A/Razorfish West and will oversee the Seattle, San Francisco, Los Angeles and Portland offices. David Friedman, formerly Razorfish’s executive vice president, is president of Avenue A/Razorfish Central and will oversee the Chicago and Austin offices. Also, Ned Stringham, SBI Group’s CEO and president, has joined the aQuantive board of directors. He will replace Fredric Harman of Oak Investment Partners, a venture capital firm and an early investor in aQuantive, which distributed their remaining holdings in the company to limited partners earlier this year. Harman departs after more than five years of diligent service.

aQuantive purchased Razorfish for $160 million, comprised of $85 million in cash, and $75 million in convertible notes. The profitable, privately-held Razorfish had net revenues of $93 million in 2003, excluding billings to clients for reimbursable costs. The acquisition of Razorfish will have no impact on aQuantive’s Q2 financial results scheduled to be announced August 4. At that time, aQuantive will provide updated guidance for 2004, including the impact of this acquisition, which is expected to contribute approximately $41-$43 million in revenue and $3-$4 million in EBITDA¹ to its consolidated financial results during the balance of 2004. These previously announced preliminary financial numbers include the impact of one-time integration and transition costs for the period of August through December.

For more information about aQuantive’s Q2 investor conference call and webcast scheduled for August 4, visit the Investor Relations section of the Company’s website at http://www.aquantive.com/investor.

¹ EBITDA, or earnings before interest, income taxes, depreciation and amortization, is a non-GAAP financial measure. The company believes that EBITDA is a useful measure of its ability to generate cash flow from operating its businesses, and can be used to supplement GAAP financial measures in evaluating company performance.

About Avenue A/Razorfish

Avenue A/Razorfish (www.aa-rf.com) is the largest independent interactive agency and operating unit of aQuantive, Inc. (NASDAQ: AQNT), a digital marketing services and technology company. Avenue A/Razorfish solutions are entrenched in deep technology, rigorous analytics and a rich understanding of customer needs, including award-winning media planning and buying, search engine marketing, customer targeting and profiling, world-class creative, design and implementation of web-based systems, and integrated marketing programs. Avenue A/Razorfish operates three regions – East, West and Central – with offices located in major U.S. markets, including New York, Chicago, San Francisco and Seattle. Clients include AstraZeneca, Best Buy, Kraft, Microsoft/MSN, WeightWatchers.com and Wells Fargo. Avenue A/Razorfish utilizes online advertising technology provided by Atlas DMT, also an aQuantive, Inc. family member. aQuantive, Inc. and all of its operating units are committed to Internet privacy. Atlas DMT is a member of the NAI and adheres to the NAI privacy principles that have been applauded by the FTC. These principles are designed to help ensure Internet user privacy. For more information about online data collection associated with ad serving, including online preference marketing and an opportunity to opt-out of the Atlas DMT cookie, go to: www.networkadvertising.org.

About aQuantive, Inc.

aQuantive, Inc. (NASDAQ: AQNT), a digital marketing services and technology company, was founded in 1997 to help marketers acquire, retain and grow customers across all digital media. Through its operating units, full-service interactive agencies Avenue A/Razorfish (www.aa-rf.com) and i-FRONTIER (www.i-frontier.com), Atlas DMT (www.atlasdmt.com), a provider of advertising technology solutions, and DRIVEpm (www.drivepm.com), a performance media company, aQuantive is positioned to bring value to any interaction in the digital marketplace. aQuantive (www.aquantive.com) is headquartered in Seattle. Atlas DMT is a member of the NAI and adheres to the NAI privacy principles that have been applauded by the FTC. These principles are designed to help ensure Internet user privacy. For more information about online data collection associated with ad serving, including online preference marketing and an opportunity to opt out of the Atlas DMT cookie, go to: www.networkadvertising.org.

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Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “predicts,” and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future. The forward-looking statements in this release include, without limitation, statements regarding Razorfish’s expected revenue during the remainder of 2004 and its expected EBITDA contributions. The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Risks that could cause actual results to differ materially from those anticipated in the forward-looking statement include, without limitation, the risk that the costs of integration following the transaction may be greater than expected and the risks of losing clients or failing to acquire new clients. Other information about factors that could cause actual results to differ materially from those predicted in aQuantive’s forward-looking statements is set out in its annual report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, aQuantive, Inc. undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.